UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 21, 2015

(Date of earliest event reported)

AMERICAN XANTHAN CORPORATION

(Exact name of small business issuer as specified in its charter)

Commission File No. 333-193979

Wyoming	46-4398264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1712 Pioneer Avenue, Suite 1749, Cheyenne, Wyoming 82001

(Address of Principal Executive Offices)

(307) 778-4713

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a), (b) The Audit Committee of the American Xanthan Corporation (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2014. On March 21, 2014 the Audit Committee determined to dismiss BF Borgers CPA PC (“BFB”) as the Company's independent registered public accounting firm effective immediately. BFB was chosen, however, to continue to provide services to the Company with respect to tax-planning services.

The reports of BFB on the Company's consolidated financial statements as of and for the year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except relevant to the audit report for the year ended December 31, 2013 which stated as follows:

"The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet engaged in an operating business, does not have sufficient capital to implement its business plan, and must rely upon uncompensated officers and directors to maintain essential business functions, which raises a substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the year ended December 31, 2013, there were no (a) disagreements with BFB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BFB's satisfaction, would have caused BFB to make reference to the subject matter thereof in connection with its reports for such year; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided BFB with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from BFB a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of BFB's letter dated March 19, 2015 is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss BFB, the Audit Committee engaged Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2014, also effective immediately on March 21, 2014.

During the year ended December 31, 2013 and the subsequent interim period through March 19, 2014, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Election of Director

On March 21, 2015, Mr. Bertin H. Cyr was appointed a Director of the Company. Mr. Cyr is currently a director and Vice President and Legal Counsel with the Zaibatsu Financial Corporation, a Canadian private equity company. Mr. Cyr joined Zaibatsu in November, 2011.

Prior from August 2008 to November 2011, Mr. Cyr was Legal Compliance Officer & Investment Analyst at the Abraham Growth & Value Fund LP, a Canadian hedge fund focusing on the biotech industry.

Since his graduation from the Universite de Moncton in 2008 with a J.D. law degree, Mr. Cyr has work in the financial industry and has a broad knowledge of the financial industry. He will be a valuable addition to the Company’s Board of Directors bringing substantial financial & legal experience. Mr. Cyr is fluent in French & English.

Mr. Cyr currently holds no other positions with the Company. There is no arrangement or understanding pursuant to which Mr. Cyr was appointed as a Director of the Company. Mr. Cyr has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Mr. Cyr is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Cyr, or any grant or award to Mr. Cyr or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Cyr. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of BF Borgers CPA PC, dated March 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN XANTHAN CORPORATION

Dated: March 21, 2015	By: /s/ David Schwartz
David Schwartz
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter of BF Borgers CPA PC, dated March 19, 2015.